Exhibit 9.11

WORLDSPACE® SATELLITE RADIO COMPLETES PREVIOUSLY ANNOUNCED REFINANCING OF $155 MILLION CONVERTIBLE NOTES

Silver Spring, Md., June 4, 2007 – WORLDSPACE® Satellite Radio (NASDAQ: WRSP), one of the world leaders in satellite-based digital radio services, announced that on June 1 it successfully closed the refinancing of its $155 million in convertible notes, redeeming $50 million of the existing notes for cash and issuing new notes and warrants in exchange for the remaining existing convertible notes. The refinancing eliminated the right of the noteholders to require WORLDSPACE to redeem the existing convertible notes on December 30, 2007.

“It is good to have completed this refinancing,” said Noah A. Samara, Chairman and Chief Executive Officer. “We now have the runway to execute our streamlined 2007 plan. The Company is determined to make the most of our opportunities, particularly in Europe, where we continue to focus on readying the Italian business, and India, and hope to return to the markets with significant business achievements.”

Under the terms of the refinancing agreement, the remaining existing notes (after redemption of $50 million in existing notes) were exchanged for $45 million in senior secured notes paying interest at LIBOR plus 6.5% per annum, repayable $27.5 million on the first anniversary of issuance and $17.5 million on the third anniversary of issuance; $60 million in amended and restated secured convertible notes paying interest at 8% per annum, repayable on the third anniversary of issuance and convertible into shares of Class A Common Stock at $4.25 per share; and warrants to acquire an aggregate amount of 2,647,059 shares of Class A Common Stock at $4.25 per share. The senior notes hold a first priority lien on the assets of WORLDSPACE, and the new convertible notes hold a second priority lien on the assets of WORLDSPACE. WORLDSPACE is required to prepay the senior secured notes from any new financing and from certain other available cash. The issuance by the Company of new shares of Class A Common Stock upon conversion of the new convertible notes and upon exercise of the warrants was approved by the stockholders of the Company at the Annual Meeting of Stockholders on May 25, 2007.

About WORLDSPACE® Satellite Radio

Based in the Washington, DC metropolitan area, WORLDSPACE, Inc. (NASDAQ: WRSP) is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. WORLDSPACE delivers the latest tunes, trends and information from around the world and around the corner. WORLDSPACE subscribers benefit from a unique combination of local programming, original WORLDSPACE content and content from leading brands around the globe including the BBC, CNN International, Virgin Radio UK, NDTV and RFI.

WORLDSPACE’s satellites cover two-thirds of the earth’s population with six beams. Each beam is capable of delivering up to 80 channels of high quality digital audio and multimedia programming directly to WORLDSPACE Satellite Radios anytime and virtually anywhere in its coverage areas. WORLDSPACE is a pioneer of satellite-based digital radio services (DARS) and was instrumental in the development of the technology infrastructure used today by XM Satellite Radio. For more information, visit http://www.WORLDSPACE.com.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.